United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 31, 2004	333-104448
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT 06880
(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770
(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS.

Resignation of Outside Director.

Effective at the end of business on March 31, 2004, James Lafond resigned as an outside director of IWT Tesoro Corporation.  Mr. Lafond served as the Chairman of Tesoro’s audit committee.  Mr. Lafond had no disagreements, with Tesoro, management of Tesoro’s Board of Directors.

Appointment of New Outside Director

Effective on April 1, 2004, the Board of Directors has appointed Joseph A. Equale, CPA as a Tesoro outside director and a member of its audit committee.  Mr. Equale is the Managing Partner of Equale & Cirone LLP, a Connecticut CPA and advisory firm founded in 1999.  From 1994 to 1999, Mr. Equale was a solo practitioner.  Mr. Equale has also spent over ten years with other professional firms including what is now known as Deloitte & Touche.  Mr. Equale is also a member of the Board of Directors and serves as the audit committee chair of Startech Environmental Corporation (OTCBB:STHK), which provides waste management services.  He is the President-Elect and member of the Board of Governors of the Connecticut Society of CPAs and is a member of the American Institute of Certified Public Accountants.

ITEM 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

EXHIBIT NUMBER DESCRIPTION

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2004	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President